Exhibit 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of May 4, 2015, by and between GLOBUS MEDICAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 3, 2011, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. (a) is hereby amended by deleting “May 31, 2015” as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date “May 31, 2016,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of May 4, 2015 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. The following is hereby added to the Credit Agreement as Section 1.6.:

“SECTION 1.6. COLLECTION OF PAYMENTS. Borrower authorizes Bank to collect all principal, interest and fees due under each credit subject hereto by debiting Borrower’s deposit account number 4124817552 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.”

3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed as a sealed instrument as of the day and year first written above.

GLOBUS MEDICAL, INC.	WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ DAVID M. DEMSKI (SEAL)	By: /s/ JOSEPH J. DEMARCO, JR.
DAVID M. DEMSKI	JOSEPH J. DEMARCO, JR.
PRESIDENT, COO AND CFO	SENIOR VICE PRESIDENT